                                                                     Exhibit 3.4
                               |                      |
Form  BCA-10.30                |ARTICLES OF AMENDMENT |   File #  5417-426-8
(Rev. Jan. 1995)               |                      |
-------------------------------------------------------------------------------
George H. Ryan                 |                      |   SUBMIT IN DUPLICATE
Secretary of State             |                      |------------------------
Department of Business Services|                      |  This space for use by
                               |        FILED         |   Secretary of State
-------------------------------|                      |
                               |                      |  Date  06-08-98
Remit payment in check or money|      JUN 8, 1998     |
order, payable to "Secretary of|                      |  Franchise Tax  $
State".                        |    GEORGE H. RYAN    |  Filing Fee     $ 25.00
                               |  SECRETARY OF STATE  |  Penalty        $
*The filing fee for articles of|                      |
amendment - $25.00             |                      |  Approved:      MR
                               |                      |
-------------------------------------------------------------------------------

1.  CORPORATE NAME: West Suburban Bancorp, Inc.
                                       (Note 1)

2.  MANNER OF ADOPTION OF AMENDMENT:

        The following amendment of the Articles of Incorporation was adopted on May 13, 1998 in the manner indicated below. ("X" one box only)

   / / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                    (Note 2)

   / / By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                    (Note 2)

   / / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                    (Note 3)

   /X/ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                    (Note 4)

   / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.0;
                                                                 (Notes 4&5)

   / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                    (Note 5)

3.  TEXT OF AMENDMENT:
    a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
        Article 1: The name of the corporation is:

-------------------------------------------------------------------------------
                                  (NEW NAME)


                                                                      EXPEDITED
             All changes other than name, include on page 2          JUN 8 1998
                                   (over)                    SECRETARY OF STATE

                               Text of Amendment

    b. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

    RESOLVED, that Article Four of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

"Article Four Paragraph 1: The authorized shares shall be:

Class               Par Value Per Share          Number of Share Authorized
-----               -------------------          --------------------------
Common Stock        None                         15 million

Article Four Paragraph 2: The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class are:

Each holder of Common Stock shall be allowed one (1) vote per share of Common Stock on all matters acted upon by the shareholders."

    FURTHER RESOLVED, that each share of Class A Common Stock and each share of Class B Common Stock outstanding upon the filing of the Articles of Amendment amending Article Four as described in the preceding resolution shall be automatically deemed and designated as Common Stock having all the rights set forth in the Articles of Incorporation. Upon the filing of this amendment there shall be 432,495 shares of Common Stock issued and outstanding.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

    See Article 3.b.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

    No change

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

    No change

                                      Before Amendment         After Amendment

                Paid-in Capital       $ ______________         $ _____________

    (Complete either Item 6 or 7 below. All signatures must in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

    Dated     June 5, 1998              West Suburban Bancorp, Inc.
            ----------------          -------------------------------
                              (Exact name of corporation at date of execution)

attested by  /s/ George E. Ranstead          by  /s/ Duane G. Debs
            ------------------------------       ------------------------------
            (Signature of Secretary or           (Signature of President or
             Assistant Secreatary)                Vice President)

             George E. Ranstead, Secretary       Duane G. Debs, President
            ------------------------------       ------------------------------
            (Type or Print Name and Title)       (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                      OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalty of perjury, that the facts stated herein are true.

    Dated ________________, 19_____

    _______________________________     _______________________________

    _______________________________     _______________________________

    _______________________________     _______________________________

    _______________________________     _______________________________


                                    Page 3